EXHIBIT 99.1

FOR IMMEDIATE RELEASE

LEADING PROXY ADVISORY FIRM ISS RECOMMENDS DYNEGY STOCKHOLDERS VOTE “FOR” PROPOSED MERGER WITH BLACKSTONE

HOUSTON – November 8, 2010 – Dynegy Inc. (NYSE: DYN) today announced that Institutional Shareholder Services (“ISS”), the leading independent proxy advisory firm, recommended that Dynegy stockholders vote FOR the proposal to adopt the merger agreement with an affiliate of The Blackstone Group L.P. at Dynegy’s November 17, 2010 Special Meeting of Stockholders. As previously announced, under the terms of the merger agreement, Dynegy stockholders will receive $4.50 in cash for each outstanding share of Dynegy common stock they own in a transaction valued at $4.7 billion, including the assumption of existing debt.

In its November 7, 2010 report, ISS noted (emphasis added):1

•
Based on the lack of any competing bids from the go-shop process, moreover, as well as our own analysis of the likely stand-alone value of the stock without this transaction, we believe the offer represents a fair price with a reasonable premium, and recommend shareholders vote FOR the merger.

•
In aggregate - the substantial detail buttressing the company’s assertions, the continued deterioration in natural gas price forecasts, and the concurrence of many equity analysts - we believe the strategic rationale for the sale is credible.

•
[F]undamentals seem to have deteriorated since announcement, with the average price for natural gas on the 5-year forward curve having decreased 7.1% and analysts having cut their estimates. Based on the historical relationship with peers and the current consensus 2011 EBITDA estimates, the stock standalone value would be $2.66.

•
The company has provided extensive detail to support its financial projections, including modeling certain counterproposals (e.g. remain stand-alone and sell the gas assets to NRG or another competitor directly) to demonstrate the increasingly tight corner in which the company now finds itself. Despite Seneca’s argument that a gas price below $5 – the minimum at which many producers would earn an acceptable return – is unsustainable, the average price on the forward 5-year curve – already down 37% over the two years prior to the deal’s announcement – fell an additional 7% in the two months after the deal was announced, to an average price of $4.98.

•	We believe that…the issue appears to be the near-impossibility – as the board has argued, and the go-shop results testify – of realizing a higher value through a change in control transaction.

“We are pleased that ISS supports the Dynegy Board’s view that the merger provides fair value to all Dynegy stockholders,” said Bruce A. Williamson, Chairman, President and Chief Executive Officer of Dynegy Inc. “ISS analyzed the situation correctly and also points out that the near-term risk in natural gas pricing, which our Board was very concerned about, has in effect come to pass and, therefore, this transaction represents substantial and certain value over where the stock would likely be trading. ISS further recognizes that Dynegy continues to face challenges, many of which are beyond its control, including low and declining commodity prices and continued economic weakness.”

Williamson concluded, “Over the past two years, Dynegy’s Board conducted a thorough review of strategic alternatives to maximize value for stockholders; the Board believes that the Blackstone transaction is the best alternative available. Dynegy urges stockholders to follow the recommendation of ISS and to vote for the adoption of the merger agreement in order to capture this premium and certainty of value.”

ISS is the leading independent proxy voting and corporate governance advisory firm. The recommendations of ISS are relied upon by hundreds of major institutional investment firms, mutual funds and other fiduciaries throughout the country.

Dynegy’s Special Meeting of Stockholders will be convened as scheduled at 10 a.m. CT/11 a.m. ET on Wednesday, November 17, 2010, at the company’s corporate headquarters, 1000 Louisiana St., Houston, Texas 77002. Dynegy stockholders of record at the close of business on Friday, October 1, 2010, will be entitled to receive notice of the special meeting and to vote at the special meeting.

The Dynegy Board of Directors recommends stockholders vote FOR the proposal to adopt the merger agreement today – by telephone, by Internet or by signing, dating and returning the Company’s WHITE proxy card. A failure to vote will have the same effect as a vote AGAINST the proposal to adopt the merger agreement.

Stockholders who have any questions or need assistance voting their shares should contact MacKenzie Partners, Inc., Dynegy’s proxy solicitor, by calling toll-free at (800) 322-2885 or (212) 929-5500 (call collect) or by e-mailing dynegy@mackenziepartners.com.

For more information, stockholders are encouraged to read Dynegy’s definitive proxy statement, which was filed with the SEC on October 4, 2010; an Investor Presentation that was filed with the SEC on October 5, 2010 and updates to that Investor Presentation that were filed with the SEC on October 19, 2010, and October 27, 2010, respectively; and letters to stockholders that were filed with the SEC and issued as press releases on October 6, 2010, October 19, 2010, October 26, 2010, and November 2, 2010, respectively.

If you have any questions, require assistance in voting your shares, or need additional copies of Dynegy’s proxy materials, please call MacKenzie Partners at the phone numbers listed below.

[Missing Graphic Reference]

 105 Madison Avenue
New York, NY 10016
dynegy@mackenziepartners.com
(212) 929-5500 (call collect)
Or
TOLL-FREE (800) 322-2885

About Dynegy Inc.
Through its subsidiaries, Dynegy Inc. produces and sells electric energy capacity and ancillary services in key U.S. markets. The power generation portfolio consists of approximately 12,200 megawatts of baseload, intermediate and peaking power plants fueled by a mix of natural gas, coal and fuel oil. For more information, please visit www.dynegy.com.

Cautionary Statement Regarding Forward-Looking Statements
This release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as "forward-looking statements". All statements included or incorporated by reference in this release, other than statements of historical fact, that address activities, events or developments that we or our management expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate", "estimate", "project", "forecast", "plan", "may", "will", "should", "expect" and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following: (i) the timing and anticipated benefits to be achieved through our 2010-2013 company-wide cost savings program; (ii) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally; (iii) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which we are, or could become, subject; (iv) beliefs about commodity pricing and generation volumes; (v) anticipated liquidity in the regional power and fuel markets in which we transact, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (vi) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (vii) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the potential for a market recovery over the longer term; (viii) the effectiveness of our strategies to capture opportunities presented by changes in commodity prices and to manage our exposure to energy price volatility; (ix) beliefs and assumptions about weather and general economic conditions; (x) beliefs regarding the U.S. economy, its trajectory and its impacts, as well as Dynegy’s stock price; (xi) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability; (xii) beliefs and expectations regarding the Plum Point Project; (xiii) expectations regarding our revolver capacity, credit facility compliance, collateral demands, capital expenditures, interest expense and other payments; (xiv) our focus on safety and our ability to efficiently operate our assets so as to maximize our revenue generating opportunities and operating margins; (xv) beliefs about the outcome of legal, regulatory, administrative and legislative matters; (xvi) expectations and estimates regarding capital and maintenance expenditures, including the Midwest Consent Decree and its associated costs; and (xvii) uncertainties associated with the proposed merger of Dynegy and an affiliate of Blackstone (the “Merger”), including uncertainties relating to the anticipated timing of filings and approvals relating to the Merger and the sale by an affiliate of Blackstone of certain assets to NRG Energy, Inc. (the "NRG Sale"), the outcome of legal proceedings that have been or may be instituted against Dynegy and/or others relating to the Merger and/or the NRG Sale, the expected timing of completion of the Merger and the NRG Sale, the satisfaction of the conditions to the consummation of the Merger and the NRG Sale and the ability to complete the Merger and the NRG Sale.

Any or all of our forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond our control.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the Merger, Dynegy filed a definitive proxy statement with the SEC on October 4, 2010, and commenced mailing the definitive proxy statement and form of proxy to the stockholders of Dynegy. BEFORE MAKING ANY VOTING DECISION, DYNEGY'S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Dynegy’s stockholders are able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Dynegy’s stockholders are also able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Dynegy Inc., Attn: Corporate Secretary, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, telephone: (713) 507-6400, or from Dynegy’s website, http://www.dynegy.com.

PARTICIPANTS IN THE SOLICITATION
Dynegy and its directors and officers may be deemed to be participants in the solicitation of proxies from Dynegy’s stockholders with respect to the Merger. Information about Dynegy’s directors and executive officers and their ownership of Dynegy’s common stock is set forth in the proxy statement for Dynegy’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2010. Stockholders may obtain additional information regarding the interests of Dynegy and its directors and executive officers in the Merger, which may be different than those of Dynegy’s stockholders generally, by reading the definitive proxy statement filed with the SEC on October 4, 2010 and other relevant documents regarding the Merger when filed with the SEC.

1 Permission to use quotations was neither sought nor obtained.

Contacts
Dynegy Inc.
Media:
David Byford, 713-767-5800
or
Joele Frank, Wilkinson Brimmer Katcher
Judy Wilkinson / Matt Sherman
212-355-4449
or
Analysts:
Laura Hrehor, 713-507-6466
or
MacKenzie Partners, Inc.
Mark Harnett / Bob Marese
212-929-5500